Exhibit 10.45.10

Chugach Electric Association, Inc. (the “Company”) is personally obligated and fully liable for the amount due under this note and, subject to the provisions of the Indenture (as hereinafter defined), each Holder (as defined in the hereinafter described Indenture) has the right to sue on this note and obtain a personal judgment against the Company for satisfaction of the amount due under this note either before or after a foreclosure of the Indenture (as hereinafter defined) under Alaska Statutes 09.45.170-09.45.220.

Loan No. ML0976-T1B

2011 COBANK NOTE

CHUGACH ELECTRIC ASSOCIATION, INC.

$37,301,818.50	January 19, 2011

FOR VALUE RECEIVED, the undersigned promises to pay to COBANK, ACB  (the “Payee”), or its order, at the times and in the manner set forth in that certain Amended and Restated Master Loan Agreement, dated as of even date herewith, among the undersigned and Payee, as it may be amended, modified, supplemented, extended or restated from time to time (the “MLA”) and in that certain Second Amended and Restated Supplement, dated as of even date herewith, among the undersigned and Payee, as it may be amended, modified, supplemented, extended or restated from time to time (the “Second Supplement”), the principal sum of THIRTY SEVEN MILLION THREE HUNDRED ONE THOUSAND EIGHT HUNDRED EIGHTEEN AND 50/100 UNITED STATES DOLLARS ($37,301,818.50), together with interest on the unpaid principal balance hereof at the rate or rates set forth in the Second Supplement.

This note is given for the loan Payee has made to the undersigned pursuant to the MLA and the Second Supplement, all of the terms and provisions of which (including, without limitation, provisions regarding acceleration of the maturity hereof and application of default interest and of a surcharge to payments hereunder) are hereby incorporated by reference. Advances, accrued interest, and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the loan. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum set forth in the MLA.

The makers or endorsers hereof hereby waive presentment for payment, demand, protest, and notice of dishonor and nonpayment of this note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to them or either of them or to anyone who has assumed the payment of this note, and it is specifically agreed that the obligations of said makers or endorsers shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

2011 CoBank Note/Chugach Electric Association, Inc.
Loan No. ML00976-T1B

Should this note be placed in the hands of an attorney for collection or the services of any attorney become necessary in connection with enforcing its provisions, the undersigned agrees to pay attorneys’ fees, together with all costs and expenses incident thereto, to the extent allowed by law.  Except to the extent governed by applicable federal law, this note shall be governed by and construed in accordance with the laws of the State of Alaska, without reference to choice of law doctrine.  Whenever possible, each provision of this note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this note.  Whenever in this note reference is made to the Payee or the undersigned, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this note shall be binding upon and shall inure to the benefit of such successors and assigns.  The undersigned’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the undersigned.

This note constitutes an “Additional Obligation” (as defined in that certain Amended and Restated Indenture of Trust, dated as of April 1, 2001, between the undersigned and U.S. Bank National Association, as Trustee, as supplemented, amended or restated (the “Indenture”)).

[Signature appears on following page.]

2011 CoBank Note/Chugach Electric Association, Inc.
Loan No. ML00976-T1B

IN WITNESS WHEREOF, the undersigned has caused this note to be executed and delivered by its duly authorized officer as of the date first written above.

CHUGACH ELECTRIC ASSOCIATION, INC.

	By:	/s/ Michael R. Cunningham
	Name:	Michael R. Cunningham
	Title:	Sr. Vice President and
Chief Financial Officer

This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

Date: January 19, 2011	U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

	By:	/s/ Thomas Zrust
Authorized Signatory

2011 CoBank Note/Chugach Electric Association, Inc.
Loan No. ML00976-T1B

FORM OF ALLONGE

The 2011 CoBank Note (Loan No. ML0976-T1B) to which this allonge is affixed, dated January 19, 2011, made by Chugach Electric Association, Inc. to the order of CoBank, ACB, in the original principal amount of $37,301,818.50, is one of the “Pre-Existing Obligations” referred to in the Second Amended and Restated Indenture of Trust, dated as of January 20, 2011, between Chugach Electric Association, Inc. and U.S. Bank National Association, as Trustee, which supersedes in its entirety that certain Amended and Restated Indenture of Trust, dated as of April 1, 2001, between Chugach Electric Association, Inc. and U.S. Bank National Association, as Trustee, as supplemented.

Date: January 20, 2011	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

	By:	/s/ Thomas Zrust
Authorized Signatory